Exhibit 99.1

Media Advisory

For Release: Sept. 26, 2006
Burger King Holdings Inc. Announces First Annual Shareholders Meeting
     Burger King Holdings Inc. (NYSE: BKC) announced that its annual shareholders meeting will be at its global headquarters in Miami, Fla., on Wednesday, Nov. 29, 2006, at 9 a.m. All shareholders of record as of the close of business on Wednesday, Oct. 11, 2006, are entitled to attend and to vote at the meeting, in person or by proxy.
About Burger King Holdings Inc.
     The BURGER KING® system operates more than 11,100 restaurants in all 50 U.S. states and in more than 65 countries and U.S. territories worldwide. Approximately 90 percent of BURGER KING restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. To learn more about Burger King Holdings and Burger King Corporation, please visit the Burger King Web site at www.bk.com.

CONTACT:
Edna Johnson	media relations	305/378-7516	ednajohnson@whopper.com
Amy Wagner	investor relations	305/378-3699	awagner@whopper.com